UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2012
Date of Report (Date of earliest event reported)

ONTECO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53104	51-0668045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Hollywood Blvd. Suite 708 Hollywood, Florida	33020
(Address of principal executive offices)	(Zip Code)

(786) 664-8811
Registrant’s telephone number, including area code

19495 Biscayne Blvd.
Suite 411
Aventura, Florida 33180
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

MUTUAL COOPERATION AGREEMENT

Effective on October 3, 2012, the Board of Directors of Onteco Corporation, a Nevada corporation (the “Company”), approved and authorized the execution of a two-year mutual cooperation agreement (the “Agreement”) with Advanced Copsia Envioronment Corp., a Canadian corporation ("ADCO"). The Company is in the business of developing and operating different technologies capable of marketing and manufacturing and further possesses: (i) human and financial resources relating to equipment manufacturing and sale of accessories that would utilize ADCO technology; (ii) a proprietary business model for development of environment remediation projects; and (iii) market, project and business administration development capabilities ("Company Expertise"). ADCO has the use, know-how and know-why relating to certain catalytic pyrolysis technology specifcally feasible for recycling used tires and non-recyclable plastics (collectively, the "ADCO Technology".

In accordance with the terms and provisions of the Agreement, the Company and ADCO will establish certain fundamental terms, conditions and procedures by which one party (the "Contracting Party") may invite the other party (the "Cooperating Party") to act as a subcontractor with respect to certain projects to be developed by the Contracting Party involving the Company Expertise and the ADCO Technology. Both the Company and ADCO acknowledge that unless a project invitation notice is executed by each of them with respect to a project, neither party shall have any rights or obligations under the Agreement. In consideration of executing and delivering a project invitation notice, the Cooperating Party shall have a right of first refusal over the project during the right of first refusal period. No later that three business days from execution and delivery by each party of a project invitation notice, the Cooperating Party shall deliver to the Contracting Party a written offer setting forth all relevant pricing, technical and commerical terms with respect to the contracted work. Unless the Contracting Party provides the Cooperating Party, within a period of thirty days, with a bona fide and binding agreement executed by a third party setting forth that such third party will perform the subcontracted work on technical and commercial terms and substantially equivalent to those set forth in the offer but at a price at least 10% lower than the price set forth in the offer, the Contracting Party shall be obligated to use the Cooperating Party as its exclusive subcontractor in connection with the work referenced in the project invitation notice.

As of the date of this Current Report, there has been no project invitation notice provided by either party to the other.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.01	Mutual Cooperating Agreement dated October 3, 2012 among Onteco Corporation and Advanced Copisa Environment Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONTECO CORPORATION

DATE: January 14, 2013	By:	/s/Jorge Schcolnik
Name: Jorge Schcolnik
Title: Chief Executive Officer

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